Exhibit 5.1

CLEARY GOTTLIEB STEEN & HAMILTON LLP	VICTOR I. LEWKOW	KIMBERLY BROWN BLACKLOW	COLIN D. LLOYD
	LEE C. BUCHHEIT	ROBERT J. RAYMOND	COREY M. GOODMAN
	THOMAS J. MOLONEY	SUNG K. KANG	RISHI ZUTSHI
	DAVID G. SABEL	LEONARD C. JACOBY	JANE VANLARE
One Liberty Plaza New York, NY 10006-1470 T: +1 212 225 2000 F: +1 212 225 3999 clearygottlieb.com	JONATHAN I. BLACKMAN	SANDRA L. FLOW	DAVID H. HERRINGTON
	MICHAEL L. RYAN	FRANCISCO L. CESTERO	KIMBERLY R. SPOERRI
	ROBERT P. DAVIS	FRANCESCA L. ODELL	AARON J. MEYERS
	YARON Z. REICH	WILLIAM L. MCRAE	DANIEL C. REYNOLDS
	RICHARD S. LINCER	JASON FACTOR	ABENA A. MAINOO
	STEVEN G. HOROWITZ	JOON H. KIM	HUGH C. CONROY, JR.
	JAMES A. DUNCAN	MARGARET S. PEPONIS	RESIDENT PARTNERS
	STEVEN M. LOEB	LISA M. SCHWEITZER
	CRAIG B. BROD	JUAN G. GIRALDEZ	SANDRA M. ROCKS
	EDWARD J. ROSEN	DUANE MCLAUGHLIN	S. DOUGLAS BORISKY
	NICOLAS GRABAR	BREON S. PEACE	JUDITH KASSEL
WASHINGTON, D.C. • PARIS • BRUSSELS • LONDON • MOSCOW	CHRISTOPHER E. AUSTIN	MEREDITH E. KOTLER	DAVID E. WEBB
FRANKFURT • COLOGNE • ROME • MILAN • HONG KONG	HOWARD S. ZELBO	CHANTAL E. KORDULA	PENELOPE L. CHRISTOPHOROU
BEIJING • BUENOSAIRES • SÃO PAULO • ABU DHABI • SEOUL	DAVID E. BRODSKY	BENET J. O’REILLY	BOAZ S. MORAG
	ARTHUR H. KOHN	ADAM E. FLEISHER	MARY E. ALCOCK
	RICHARD J. COOPER	SEAN A. O’NEAL	HEIDE H. ILGENFRITZ
	JEFFREY S. LEWIS	GLENN P. MCGRORY	KATHLEEN M. EMBERGER
	PAUL J. SHIM	MATTHEW P. SALERNO	WALLACE L. LARSON, JR.
	STEVEN L. WILNER	MICHAEL J. ALBANO	AVRAM E. LUFT
	ERIKA W. NIJENHUIS	VICTOR L. HOU	ANDREW WEAVER
	ANDRES DE LA CRUZ	ROGER A. COOPER	HELENA K. GRANNIS
	DAVID C. LOPEZ	AMY R. SHAPIRO	JOHN V. HARRISON
	JAMES L. BROMLEY	JENNIFER KENNEDY PARK	CAROLINE F. HAYDAY
	MICHAEL A. GERSTENZANG	ELIZABETH LENAS	RAHUL MUKHI
	LEWIS J. LIMAN	LUKE A. BAREFOOT	NEIL R. MARKEL
	LEV L. DASSIN	PAMELA L. MARCOGLIESE	HUMAYUN KHALID
	NEIL Q. WHORISKEY	PAUL M.TIGER	KENNETH S. BLAZEJEWSKI
	JORGE U. JUANTORENA	JONATHAN S. KOLODNER	ANDREA M. BASHAM
	MICHAEL D. WEINBERGER	DANIEL ILAN	LAURA BAGARELLA
	DAVID LEINWAND	MEYER H. FEDIDA	SHIRLEY M. LO
	DIANA L. WOLLMAN	ADRIAN R. LEIPSIC	RESIDENT COUNSEL
	JEFFREY A. ROSENTHAL	ELIZABETH VICENS
	ETHAN A. KLINGSBERG	ADAM J. BRENNEMAN	LOUISE M. PARENT
D: +1 212 225 2758 jjuantorena@cgsh.com	MICHAEL D. DAYAN	ARI D. MACKINNON	OF COUNSEL
	CARMINE D. BOCCUZZI, JR.	JAMES E. LANGSTON
	JEFFREY D. KARPF	JARED GERBER

September 24, 2018

Petróleos Mexicanos

Avenida Marina Nacional No. 329

Colonia Verónica Anzures

11300 Ciudad de México

México

Re:	Petróleos Mexicanos
Registration Statement on Form F-4

Ladies and Gentlemen:

We have acted as your special United States counsel in connection with the above-referenced Registration Statement on Form F-4 (the “Registration Statement”) filed on the date hereof by Petróleos Mexicanos (the “Issuer”) and Pemex Exploración y Producción, Pemex Transformación Industrial, Pemex Perforación y Servicios and Pemex Logística (the “Guarantors”), with the United States Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”), in connection with the proposed offers to exchange (the “Exchange Offers”) up to U.S. $2,500,000,000 aggregate principal amount of 5.350% Notes due 2028 (the “2028 New Notes”) and U.S. $3,328,663,000 aggregate principal amount of 6.350% Bonds due 2048 (the “2048 New Bonds” and, together with the 2028 New Notes, the “New Securities”) that have been registered under the Act for an equal principal amount of the Issuer’s issued and outstanding 5.350% Notes due 2028 (the “2028 Old Notes”) and 6.350% Bonds due 2048 (the “2048 Old Bonds” and, together with the 2028 Old Notes, the “Old Securities”). The New Securities will be issued pursuant to an indenture dated as of January 27, 2009, between the Issuer and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), as supplemented by (i) the First Supplemental Indenture, dated as of June 2, 2009, among the Issuer, the Trustee and Deutsche Bank AG, London Branch as International Paying and Authenticating Agent, (ii) the Second Supplemental Indenture, dated as of October 13, 2009, among the Issuer, the Trustee, Credit Suisse AG, as Principal Swiss Paying

Cleary Gottlieb Steen & Hamilton LLP or an affiliated entity has an office in each of the cities listed above.

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Agent and Authenticating Agent, and BNP Paribas (Suisse) SA, as Swiss Paying Agent, (iii) the Third Supplemental Indenture, dated as of April 10, 2012, among the Issuer, the Trustee and Credit Suisse AG, as Swiss Paying Agent and Authenticating Agent, (iv) the Fourth Supplemental Indenture, dated as of June 24, 2014, between the Issuer and the Trustee, (v) the Fifth Supplemental Indenture, dated as of October 15, 2014, between the Issuer and the Trustee, (vi) the Sixth Supplemental Indenture, dated as of December 8, 2015, among the Issuer, the Trustee, BNP Paribas (Suisse) SA, as Principal Swiss Paying Agent and Authenticating Agent, and Credit Suisse AG, as Swiss Paying Agent, (vii) the Seventh Supplemental Indenture, dated as of June 14, 2016, among the Issuer, the Trustee, Credit Suisse AG, as Principal Swiss Paying Agent and Authentication Agent, and UBS AG, as Swiss Paying Agent, (viii) the Eighth Supplemental Indenture, dated as of February 16, 2018, between the Issuer and the Trustee and (ix) the Ninth Supplemental Indenture, dated as of June 4, 2018, among the Issuer, the Trustee, BNP Paribas (Suisse), as Principal Swiss Paying and Authentication Agent, and UBS AG, as Swiss Paying Agent (as supplemented, the “Indenture”). Pursuant to a guaranty agreement dated July 29, 1996 (the “Guaranty Agreement”) among the Issuer and the Guarantors, and certificates of designation dated February 12, 2018 (the “Certificates of Designation”) issued by the Issuer thereunder, all of the Issuer’s payment obligations under the New Securities will be unconditionally guaranteed, jointly and severally, by the Guarantors.

In arriving at the opinions expressed below, we have reviewed the following documents:

(a)	the Registration Statement;

(b)	an executed copy of the Indenture;

(c)	the forms of the New Securities attached as exhibits to, or incorporated by reference in, the Registration Statement; and

(d)	executed copies of the Guaranty Agreement and the Certificates of Designation.

In addition, we have made such investigations of law, as we have deemed appropriate as a basis for the opinion expressed below.

In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified (i) the accuracy as to factual matters of each document we have reviewed, (ii) that the New Securities will conform to the forms thereof that we have reviewed and will be duly authenticated in accordance with the Indenture, (iii) that Pemex Exploración y Producción (a productive state-owned subsidiary of the Issuer formed on June 1, 2015), Pemex Perforación y Servicios (a productive state-owned subsidiary of the Issuer formed on August 1, 2015), Pemex Logística (a productive state-owned subsidiary of the Issuer formed on October 1, 2015) and Pemex Transformación Industrial (a productive state-owned subsidiary of the Issuer formed on November 1, 2015) have each assumed, on or prior to November 1, 2015, all of the rights and obligations of Pemex-Exploración y Producción (a decentralized public entity and former subsidiary of the Issuer that was dissolved as of June 1, 2015) and Pemex-Refinación and Pemex-Gas y Petroquímica Básica

Petróleos Mexicanos, p. 3

(each a decentralized public entity and former subsidiary of the Issuer that was dissolved as of November 1, 2015) under the Guaranty Agreement and the Certificates of Designation as a matter of Mexican law, (iv) that Pemex Transformación Industrial has assumed, as of July 27, 2018, all of the rights and obligations of Pemex Cogeneración y Servicios (a productive state-owned subsidiary of the Issuer that was dissolved as of July 27, 2018) under the Guaranty Agreement and the Certificates of Designation as a matter of Mexican law, and (v) that, except for the succession of Pemex Exploración y Producción, Pemex Perforación y Servicios, Pemex Logística and Pemex Transformación Industrial to the rights and obligations of Pemex-Exploración y Producción, Pemex-Refinación and Pemex-Gas y Petroquímica Básica and for the succession of Pemex Transformación Industrial to the rights and obligations of Pemex Cogeneración y Servicios, each of which occurred as a matter of Mexican law, the Guaranty Agreement has not been amended or terminated since the date of its execution and there are no dealings or arrangements among the parties that would alter the terms of the Guaranty Agreement since its date of execution.

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that when the 2028 New Notes and the 2048 New Bonds, in the forms filed as Exhibits 4.21 and 4.22, respectively, to the Registration Statement have been duly executed by the Issuer and authenticated by the Trustee in accordance with the Indenture, and duly issued and delivered by the Issuer in exchange for an equal principal amount of 2028 Old Notes and 2048 Old Bonds, respectively, (a) the New Securities will be valid, binding and enforceable obligations of the Issuer, entitled to the benefits of the Indenture and (b) assuming due authorization, execution and delivery by the Issuer of Certificates of Designation in form and substance sufficient under Mexican law to designate the Indenture and the New Securities as obligations of the Issuer entitled to the benefits of the Guaranty Agreement, the payment obligations of the Guarantors under their guaranties of the New Securities pursuant to the Guaranty Agreement, will constitute the valid, binding and enforceable obligations of each Guarantor.

Insofar as the foregoing opinion relates to the validity, binding effect or enforceability of any agreement or obligation of the Issuer or any Guarantor, (a) we have assumed that the Issuer or such Guarantor, as the case may be, and each other party to such agreement or obligation, has satisfied those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it (except that no such assumption is made as to the Issuer or any Guarantor regarding matters of the federal law of the United States of America or the law of the State of New York that in our experience normally would be applicable to general business entities with respect to such agreement or obligation), (b) such opinion is subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity and (c) such opinion is subject to the effect of judicial application of foreign laws or foreign governmental actions affecting creditors’ rights. In addition, we note (i) that the enforceability in the United States of the waiver by the Issuer of its immunities from court jurisdiction and from legal process, as set forth in the Indenture and the New Securities, is subject to the limitations imposed by the United States Foreign Sovereign Immunities Act of 1976 and (ii) that the designation in Section 1.13 of the Indenture of the U.S. federal courts sitting in The City of New York as the venue for actions or proceedings relating to the Indenture and the New Securities is (notwithstanding the waiver in or

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pursuant to Section 1.13 of the Indenture) subject to the power of such courts to transfer actions pursuant to 28 U.S.C. § 1404(a) or to dismiss such actions or proceedings on the grounds that such federal court is an inconvenient forum for such action or proceeding.

The foregoing opinion is limited to the federal law of the United States of America and the law of the State of New York.

Petróleos Mexicanos, p. 5

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm in the Registration Statement and the related prospectus under the caption “Validity of Securities.” In giving such consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement, including this Exhibit, within the meaning of the term “expert” as used in the Act or the rules and regulations of the Commission issued thereunder. The opinions expressed herein are rendered on and as of the date hereof, and we assume no obligation to advise you, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

Very truly yours,

CLEARY GOTTLIEB STEEN & HAMILTON LLP

By:	/S/ JORGE U. JUANTORENA
Jorge U. Juantorena, a Partner